For Immediate Release

Contact :	Dan Bevevino	Analyst Information:
	Respironics, Inc.	Joe Calabrese
	Vice President & CFO	Financial Relations Board
	724-387-5235	212-827-3772
	Joseph A. Vincent, CMA	Julie Tu
	Dixtal Medical, Inc.	Financial Relations Board
	Executive Vice President & General Manager	212-827-3776

203-269-1112 x226

Dixtal Medical Purchases Novametrix Pulse Oximetry
Business from Respironics

Murrysville, PA, October 8, 2007 – Dixtal Medical, Inc. and Respironics, Inc. (NASDAQ/NMS Symbol: RESP) announced today that Dixtal Medical has acquired the Novametrix pulse oximetry product line from Respironics. This pulse oximetry product line will be marketed under the Dixtal/Novametrix brand pursuant to Dixtal Medical’s license of the Novametrix name from Respironics. Novametrix, founded in 1978 and acquired by Respironics in 2002, established a market-leading position in reusable pulse oximetry sensor technology and has been marketing its oximetry products for over 20 years with an emphasis on high performance, cost-effective, reusable sensors.

Dixtal Medical is a subsidiary of Dixtal Biomedica, an international medical products company based in Brazil and also established in 1978. Dixtal Biomedica is the market leader in multi-parameter monitoring products in Brazil. Dixtal Biomedica and Novametrix have conducted business together for many years, with Dixtal Biomedica manufacturing and marketing Novametrix pulse oximetry products for the Brazilian hospital market.

After Respironics’ 2002 acquisition of Novametrix Medical Systems, Respironics integrated the Novametrix pulse oximetry product line into Respironics’ Critical Care business. Respironics later determined that the Novametrix pulse oximetry product line was not a core technology for Respironics and made the decision to exit this line of business and refocus on its core technologies. Respironics announced its intention to exit the Novametrix pulse oximetry business in its July 2007 quarterly earnings release conference call and included the impact of this divestiture in its guidance. The sale of the Novametrix pulse oximetry business is not a material transaction for Respironics.

The sale of the Novametrix pulse oximetry business to Dixtal Medical will result in a company dedicated to the Novametrix pulse oximetry technology continuing to serve the Novametrix pulse oximetry customer base. Respironics will continue to market and sell its core multi-parameter monitoring products that contain pulse oximetry as these multi-parameter products, such as the NICO2®, Tidal Wave® and CO2SMO® monitors, are not being sold to Dixtal Medical.

Dixtal Medical will initially focus on establishing the Dixtal/Novametrix pulse oximetry brand products with a customer-centric organization designed to support the worldwide installed base of hospitals which are utilizing Novametrix pulse oximetry products. Dixtal Medical will continue to develop the Dixtal/Novametrix pulse oximetry products and eventually will import, market, service and support Dixtal Biomedica multi-parameter monitoring systems for domestic and worldwide markets.

Respironics is a leading developer, manufacturer and distributor of innovative products and programs that serve the global sleep and respiratory markets. Focusing on emerging market needs, the Company is committed to providing valued solutions to help improve outcomes for patients, clinicians and healthcare providers. Respironics markets its products in 141 countries and employs over 5,100 associates worldwide. Further information can be found on the Company’s Web site: www.respironics.com.

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FORWARD-LOOKING STATEMENT
This document contains forward-looking statements, including statements relating to, among other things, developments in the healthcare industry; the success of the Company’s marketing, sales, and promotion programs; future sales, acceptance, and quality of the Company’s products and programs; the results of clinical trials; the timing and success of new product introductions; new product development; anticipated cost savings; FDA and other regulatory requirements, enforcement actions, product recalls or related field actions; future results from acquisitions and strategic investments; growth rates in foreign markets; regulations and other factors affecting operations and sales outside the United States; foreign currency fluctuations; the effects of a major natural disaster, cyber-attack or other catastrophic event that results in the destruction or disruption of any critical business or information technology systems; customer consolidation and concentration; increasing price competition and other competitive factors in the manufacture, distribution, and sale of products; interest rate fluctuations; expiration of intellectual property rights; intellectual property and related litigation; other litigation; future levels of earnings and revenues; the number of equity awards granted to employees and changes in the Company’s stock price; and third party reimbursement; all of which are subject to change. Actual results may differ materially from those described in any forward-looking statements. Additional information on potential factors that could affect the Company’s financial results are included in the reports filed with the SEC, including the reports on Form 10-K, 10-Q and 8-K.

© 2007 Respironics, Inc. and its affiliates. All rights reserved.